UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 14, 2006

WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-23819	76-0547762
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8121 Bee Caves Road, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code) (512) 732-0932

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Acquisition Option Agreement

On December 14, 2006, Wilson Holdings, Inc. (“Wilson”) entered into an Acquisition Option Agreement (the “Agreement”) pursuant to which it purchased an option to purchase all of the issued and outstanding capital stock of Green Builders, Inc., a Texas corporation (“Green Builders”), at any time during a two year period beginning June 19, 2007, for consideration equal to the fair market value of Green Builders at the time the option is exercised.  Following is a summary of the major provisions of the Acquisition Option Agreement:

  The Agreement grants Wilson the option to purchase the outstanding capital stock of Green Builders for a purchase price equal to its fair market value, as determined by Wilson in good faith.  Wilson may tender shares of its common stock as payment for some or all of the purchase price.

  Wilson may exercise the purchase option at any time during a two year period beginning June 19, 2007.

  Until June 19, 2009, Green Builders is prohibited from soliciting or accepting an alternate acquisition proposal from any other entity.

  Wilson paid Green Builders $15,000 in cash as payment for the purchase option.

The Acquisition Option Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Acquisition Option Agreement dated December 14, 2006 by and among the Registrant and Green Builders, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON HOLDINGS, INC.

Dated:	December 19, 2006	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer